Exhibit 10.1

Execution Version

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (the “Agreement”), dated as of March 19, 2020, by and between IBIO, INC., a Delaware corporation (the “Company”), and LINCOLN PARK CAPITAL FUND, LLC, an Illinois limited liability company (the “Investor”).

WHEREAS:

Subject to the terms and conditions set forth in this Agreement, the Company wishes to sell to the Investor, and the Investor wishes to buy from the Company, up to Fifty Million Dollars ($50,000,000) of the Company’s common stock, $0.001 par value per share (the “Common Stock”). The shares of Common Stock to be purchased hereunder are referred to herein as the “Purchase Shares.”

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1.	CERTAIN DEFINITIONS.

For purposes of this Agreement, the following terms shall have the following meanings:

(a)            “Accelerated Purchase Date” means, with respect to any Accelerated Purchase made pursuant to Section 2(b) hereof, the Business Day immediately following the applicable Purchase Date with respect to the corresponding Regular Purchase referred to in clause (i) of the second sentence of Section 2(b) hereof.

(b)            “Accelerated Purchase Floor Price” means $0.20, which shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction and, effective upon the consummation of any such reorganization, recapitalization, non-cash dividend, stock split or other similar transaction, the Accelerated Purchase Floor Price shall mean the lower of (i) the adjusted price and (ii) $0.20.

(c)            “Accelerated Purchase Minimum Price Threshold” means, with respect to any Accelerated Purchase made pursuant to Section 2(b) hereof, any minimum per share price threshold set forth in the applicable Accelerated Purchase Notice.

(d)            “Accelerated Purchase Notice” means, with respect to any Accelerated Purchase made pursuant to Section 2(b) hereof, an irrevocable written notice from the Company to the Investor directing the Investor to buy a specified Accelerated Purchase Share Amount on the applicable Accelerated Purchase Date pursuant to Section 2(b) hereof at the applicable Accelerated Purchase Price on the Accelerated Purchase Date for such Accelerated Purchase in accordance with this Agreement, specifying any Accelerated Purchase Minimum Price Threshold determined by the Company and including the Accelerated Purchase Share Estimate.

(e)            “Accelerated Purchase Price” means, with respect to an Accelerated Purchase made pursuant to Section 2(b) hereof, the lower of (i) ninety-seven percent (97%) of the VWAP for the period beginning at 9:30:01 a.m., Eastern time, on the applicable Accelerated Purchase Date, or such other time publicly announced by the Principal Market as the official open (or commencement) of trading on the Principal Market on such applicable Accelerated Purchase Date (the “Accelerated Purchase Commencement Time”), and ending at the earliest of (A) 4:00:00 p.m., Eastern time, on such applicable Accelerated Purchase Date, or such other time publicly announced by the Principal Market as the official close of trading on the Principal Market on such applicable Accelerated Purchase Date, (B) such time, from and after the Accelerated Purchase Commencement Time for such Accelerated Purchase, that the total number (or volume) of shares of Common Stock traded on the Principal Market has exceeded the applicable Accelerated Purchase Share Volume Maximum, and (C) such time, from and after the Accelerated Purchase Commencement Time for such Accelerated Purchase, that the Sale Price has fallen below the applicable Accelerated Purchase Minimum Price Threshold (such earliest of (i)(A), (i)(B) and (i)(C) above, the “Accelerated Purchase Termination Time”), and (ii) the Closing Sale Price of the Common Stock on such applicable Accelerated Purchase Date (each to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction).

(f)            “Accelerated Purchase Share Amount” means, with respect to an Accelerated Purchase made pursuant to Section 2(b) hereof, the number of Purchase Shares directed by the Company to be purchased by the Investor in an Accelerated Purchase Notice, which number of Purchase Shares shall not exceed the lesser of (i) 300% of the number of Purchase Shares directed by the Company to be purchased by the Investor pursuant to the corresponding Regular Purchase Notice for the corresponding Regular Purchase referred to in clause (i) of the second sentence of Section 2(b) hereof (subject to the Purchase Share limitations contained in Section 2(a) hereof) and (ii) an amount equal to (A) the Accelerated Purchase Share Percentage multiplied by (B) the total number (or volume) of shares of Common Stock traded on the Principal Market during the period on the applicable Accelerated Purchase Date beginning at the Accelerated Purchase Commencement Time for such Accelerated Purchase and ending at the Accelerated Purchase Termination Time for such Accelerated Purchase.

(g)            “Accelerated Purchase Share Estimate” means, with respect to any Accelerated Purchase made pursuant to Section 2(b) hereof, a good faith estimate by the Company of the number of Purchase Shares that the Investor shall have the obligation to buy pursuant to the Accelerated Purchase Notice.

(h)            “Accelerated Purchase Share Percentage” means, with respect to any Accelerated Purchase made pursuant to Section 2(b) hereof, thirty percent (30%).

(i)            “Accelerated Purchase Share Volume Maximum” means, with respect to an Accelerated Purchase made pursuant to Section 2(b) hereof, a number of shares of Common Stock equal to (i) the applicable Accelerated Purchase Share Amount to be purchased by the Investor pursuant to the applicable Accelerated Purchase Notice for such Accelerated Purchase, divided by (ii) the Accelerated Purchase Share Percentage (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction).

(j)            “Additional Accelerated Purchase Date” means, with respect to an Additional Accelerated Purchase made pursuant to Section 2(c) hereof, the Business Day (i) that is the Accelerated Purchase Date with respect to the corresponding Accelerated Purchase referred to in Section 2(b) hereof and (ii) on which the Investor receives, prior to 1:00 p.m., Eastern time, on such Business Day, a valid Additional Accelerated Purchase Notice for such Additional Accelerated Purchase in accordance with this Agreement.

(k)            “Additional Accelerated Purchase Minimum Price Threshold” means, with respect to an Additional Accelerated Purchase made pursuant to Section 2(c) hereof, any minimum per share price threshold set forth in the applicable Additional Accelerated Purchase Notice.

(l)            “Additional Accelerated Purchase Notice” means, with respect to an Additional Accelerated Purchase made pursuant to Section 2(c) hereof, an irrevocable written notice from the Company to the Investor directing the Investor to purchase the applicable Additional Accelerated Purchase Share Amount at the Additional Accelerated Purchase Price for such Additional Accelerated Purchase in accordance with this Agreement, specifying any Additional Accelerated Purchase Minimum Price Threshold determined by the Company and including the Accelerated Purchase Share Estimate.

(m)            “Additional Accelerated Purchase Price” means, with respect to an Additional Accelerated Purchase made pursuant to Section 2(c) hereof, the lower of (i) ninety-seven percent (97%) of the VWAP for the period on the applicable Additional Accelerated Purchase Date, beginning at the latest of (A) the applicable Accelerated Purchase Termination Time with respect to the corresponding Accelerated Purchase referred to in Section 2(b) hereof on such Additional Accelerated Purchase Date, (B) the applicable Additional Accelerated Purchase Termination Time with respect to the most recently completed prior Additional Accelerated Purchase on such Additional Accelerated Purchase Date, as applicable, and (C) the time at which all Purchase Shares subject to all prior Accelerated Purchases and Additional Accelerated Purchases (as applicable), including, without limitation, those that have been effected on the same Business Day as the applicable Additional Accelerated Purchase Date with respect to which the applicable Additional Accelerated Purchase relates, have theretofore been received by the Investor as DWAC Shares in accordance with this Agreement (such latest of (i)(A), (i)(B) and (i)(C) above, the “Additional Accelerated Purchase Commencement Time”), and ending at the earliest of (X) 4:00 p.m., Eastern time, on such Additional Accelerated Purchase Date, or such other time publicly announced by the Principal Market as the official close of trading on the Principal Market on such Additional Accelerated Purchase Date, (Y) such time, from and after the Additional Accelerated Purchase Commencement Time for such Additional Accelerated Purchase, that the total number (or volume) of shares of Common Stock traded on the Principal Market has exceeded the applicable Additional Accelerated Purchase Share Volume Maximum, and (Z) such time, from and after the Additional Accelerated Purchase Commencement Time for such Additional Accelerated Purchase, that the Sale Price has fallen below the applicable Additional Accelerated Purchase Minimum Price Threshold (if any) (such earliest of (i)(X), (i)(Y) and (i)(Z) above, the “Additional Accelerated Purchase Termination Time”), and (ii) the Closing Sale Price of the Common Stock on such Additional Accelerated Purchase Date (each to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction).

(n)            “Additional Accelerated Purchase Share Amount” means, with respect to an Additional Accelerated Purchase made pursuant to Section 2(c) hereof, the number of Purchase Shares directed by the Company to be purchased by the Investor on an Additional Accelerated Purchase Notice, which number of Purchase Shares shall not exceed the lesser of (i) 300% of the number of Purchase Shares directed by the Company to be purchased by the Investor pursuant to the corresponding Regular Purchase Notice for the corresponding Regular Purchase referred to in clause (i) of the second sentence of Section 2(c) hereof (subject to the Purchase Share limitations contained in Section 2(a) hereof) and (ii) an amount equal to (A) the Additional Accelerated Purchase Share Percentage multiplied by (B) the total number (or volume) of shares of Common Stock traded on the Principal Market during the period on the applicable Additional Accelerated Purchase Date beginning at the Additional Accelerated Purchase Commencement Time for such Additional Accelerated Purchase and ending at the Additional Accelerated Purchase Termination Time for such Additional Accelerated Purchase.

(o)            “Additional Accelerated Purchase Share Estimate” means, with respect to any Accelerated Purchase made pursuant to Section 2(c) hereof, a good faith estimate by the Company of the number of Purchase Shares that the Investor shall have the obligation to buy pursuant to the Accelerated Purchase Notice.

(p)            “Additional Accelerated Purchase Share Percentage” means, with respect to an Additional Accelerated Purchase made pursuant to Section 2(c) hereof, thirty percent (30%).

(q)            “Additional Accelerated Purchase Share Volume Maximum” means, with respect to an Additional Accelerated Purchase made pursuant to Section 2(c) hereof, a number of shares of Common Stock equal to (i) the applicable Additional Accelerated Purchase Share Amount properly directed by the Company to be purchased by the Investor pursuant to the applicable Additional Accelerated Purchase Notice for such Additional Accelerated Purchase, divided by (ii) the Additional Accelerated Purchase Share Percentage (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction).

(r)            “Alternate Adjusted Regular Purchase Share Limit” means, with respect to a Regular Purchase made pursuant to Section 2(a) hereof, the maximum number of Purchase Shares which, taking into account the applicable per share Purchase Price therefor calculated in accordance with this Agreement, would enable the Company to deliver to the Investor, on the applicable Purchase Date for such Regular Purchase, a Regular Purchase Notice for a Purchase Amount equal to, or as closely approximating without exceeding, One Hundred Fifty Thousand Dollars ($150,000).

(s)            “Available Amount” means, initially, Fifty Million Dollars ($50,000,000) in the aggregate, which amount shall be reduced by the Purchase Amount each time the Investor purchases shares of Common Stock pursuant to Section 2 hereof.

(t)            “Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

(u)            “Base Prospectus” means the Company’s final base prospectus, dated March 19, 2020, a preliminary form of which is included in the Registration Statement, including the documents incorporated by reference therein, or any final base prospectus in any Registration Statement filed after the date hereof to cover the sales of the Securities.

(v)            “Business Day” means any day on which the Principal Market is open for trading, including any day on which the Principal Market is open for trading for a period of time less than the customary time.

(w)            “Closing Sale Price” means, for any security as of any date, the last closing sale price for such security on the Principal Market as reported by the Principal Market.

(x)            “Confidential Information” means any information disclosed by either party to the other party, either directly or indirectly, in writing, orally or by inspection of tangible objects (including, without limitation, documents, prototypes, samples, plant and equipment), which is designated as “Confidential,” “Proprietary” or some similar designation. Information communicated orally shall be considered Confidential Information if such information is confirmed in writing as being Confidential Information within ten (10) Business Days after the initial disclosure. Confidential Information may also include information disclosed to a disclosing party by third parties. Confidential Information shall not, however, include any information which (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party; (ii) becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party through no action or inaction of the receiving party; (iii) is already in the possession of the receiving party without confidential restriction at the time of disclosure by the disclosing party as shown by the receiving party’s files and records immediately prior to the time of disclosure; (iv) is obtained by the receiving party from a third party without a breach of such third party’s obligations of confidentiality; or (v) is independently developed by the receiving party without use of or reference to the disclosing party’s Confidential Information, as shown by documents and other competent evidence in the receiving party’s possession.

(y)            “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

(z)            “DTC” means The Depository Trust Company, or any successor performing substantially the same function for the Company.

(aa)          “DWAC Shares” means shares of Common Stock that are (i) issued in electronic form, (ii) freely tradable and transferable and without restriction on resale and (iii) timely credited by the Company to the Investor’s or its designee’s specified Deposit/Withdrawal at Custodian (DWAC) account with DTC under its Fast Automated Securities Transfer (FAST) Program, or any similar program hereafter adopted by DTC performing substantially the same function.

(bb)          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(cc)          “Floor Price” means $0.20, which shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction and, effective upon the consummation of any such reorganization, recapitalization, non-cash dividend, stock split or other similar transaction, the Floor Price shall mean the lower of (i) the adjusted price and (ii) $0.20.

(dd)          “Fully Adjusted Regular Purchase Share Limit” means, following any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction from and after the date of this Agreement, the Regular Purchase Share Limit (as defined in Section 2(a) hereof) in effect on the applicable date of determination, after giving effect to the full proportionate adjustment with respect to such reorganization, recapitalization, non-cash dividend, stock split or other similar transaction.

(ee)          “Initial Prospectus Supplement” means the prospectus supplement to the Base Prospectus complying with Rule 424(b) under the Securities Act that is filed with the SEC and delivered by the Company to the Investor upon the execution and delivery of this Agreement in accordance with Section 5(a), including the documents incorporated by reference therein.

(ff)          “Material Adverse Effect” means any material adverse effect on (i) the enforceability of any Transaction Document, (ii) the results of operations, assets, business or financial condition of the Company and its Subsidiaries, taken as a whole, other than any material adverse effect that resulted exclusively from (A) any change in the United States or foreign economies or securities or financial markets in general that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, (B) any change that generally affects the industry in which the Company and its Subsidiaries operate that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, (C) any change arising in connection with earthquakes, other acts of God, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing as of the date hereof, (D) any action taken by the Investor, its affiliates or its or their successors and assigns with respect to the transactions contemplated by this Agreement, (E) the effect of any change in applicable laws or accounting rules that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, or (F) any change resulting from compliance with terms of this Agreement or the consummation of the transactions contemplated by this Agreement, or (iii) the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document to be performed as of the date of determination.

(gg)          “Maturity Date” means the first day of the month immediately following the thirty-six (36) month anniversary of the Commencement Date.

(hh)          “PEA Period” means the period commencing at 9:30 a.m., Eastern time, on the fifth (5th) Business Day immediately prior to the filing of any post-effective amendment to the Registration Statement (as defined herein) or a New Registration Statement (as such term is defined in the Registration Rights Agreement), and ending at 9:30 a.m., Eastern time, on the Business Day immediately following the effective date of any post-effective amendment to the Registration Statement (as defined herein) or New Registration Statement (as such term is defined in the Registration Rights Agreement).

(ii)            “Person” means an individual or entity including but not limited to any limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(jj)          “Principal Market” means the NYSE American (or any nationally recognized successor thereto); provided, however, that in the event the Company’s Common Stock is ever listed or traded on The NASDAQ Capital Market, The NASDAQ Global Market, The NASDAQ Global Select Market, the New York Stock Exchange, the NYSE Arca, the OTC Bulletin Board, or the OTCQB or the OTCQX operated by the OTC Markets Group, Inc. (or any nationally recognized successor to any of the foregoing), then the “Principal Market” shall mean such other market or exchange on which the Company’s Common Stock is then listed or traded.

(kk)          “Prospectus” means the Base Prospectus, as supplemented by any Prospectus Supplement (including the Initial Prospectus Supplement), including the documents and information incorporated by reference therein.

(ll)          “Prospectus Supplement” means any prospectus supplement to the Base Prospectus (including the Initial Prospectus Supplement) filed with the SEC pursuant to Rule 424(b) under the Securities Act in connection with the transactions contemplated by this Agreement, including the documents and information incorporated by reference therein.

(mm)          “Purchase Amount” means, with respect to any Regular Purchase, any Accelerated Purchase or any Additional Accelerated Purchase made hereunder, as applicable, the portion of the Available Amount to be purchased by the Investor pursuant to Section 2 hereof.

(nn)          “Purchase Date” means, with respect to any Regular Purchase made pursuant to Section 2(a) hereof, the Business Day on which the Investor receives, after 4:00 p.m., Eastern time, but prior to 5:00 p.m., Eastern time, of such Business Day, a valid Regular Purchase Notice that the Investor is to buy Purchase Shares pursuant to Section 2(a) hereof.

(oo)          “Purchase Notice” means a Regular Purchase Notice, an Accelerated Purchase Notice or an Additional Accelerated Purchase Notice with respect to any Regular Purchase, Accelerated Purchase or Additional Accelerated Purchase, respectively.

(pp)          “Purchase Price” means, with respect to any Regular Purchase made pursuant to Section 2(a) hereof, the lower of: (i) the lowest Sale Price of the Common Stock on the applicable Purchase Date and (ii) the arithmetic average of the three (3) lowest Closing Sale Prices for the Common Stock during the ten (10) consecutive Business Days ending on the Business Day immediately preceding such Purchase Date (in each case, to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction that occurs on or after the date of this Agreement).

(qq)          “Registration Rights Agreement” means that certain Registration Rights Agreement, of even date herewith between the Company and the Investor.

(rr)          “Registration Statement” has the meaning set forth in the Registration Rights Agreement.

(ss)          “Regular Purchase Notice” means, with respect to any Regular Purchase pursuant to Section 2(a) hereof, an irrevocable written notice from the Company to the Investor directing the Investor to buy such applicable amount of Purchase Shares at the applicable Purchase Price as specified by the Company therein on the applicable Purchase Date for such Regular Purchase.

(tt)          “Sale Price” means any trade price for the shares of Common Stock on the Principal Market as reported by the Principal Market.

(uu)         “SEC” means the U.S. Securities and Exchange Commission.

(vv)         “Securities” means, collectively, the Purchase Shares and the Commitment Shares.

(ww)        “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(xx)          “Subsidiary” means any Person the Company wholly-owns or controls, or in which the Company, directly or indirectly, owns a majority of the voting stock or similar voting interest, in each case that would be disclosable pursuant to Item 601(b)(21) of Regulation S-K promulgated under the Securities Act.

(yy)         “Transaction Documents” means, collectively, this Agreement and the schedules and exhibits hereto, the Registration Rights Agreement and the schedules and exhibits thereto, and each of the other agreements, documents, certificates and instruments entered into or furnished by the parties hereto in connection with the transactions contemplated hereby and thereby.

(zz)          “Transfer Agent” means Continental Stock Transfer & Trust Company, or such other Person who is then serving as the transfer agent for the Company in respect of the Common Stock.

(aaa)       “VWAP” means in respect of an applicable Accelerated Purchase Date and an Additional Accelerated Purchase Date, as applicable, the volume weighted average price of the Common Stock on the Principal Market, as reported on the Principal Market or by another reputable source such as Bloomberg, L.P.

2.	PURCHASE OF COMMON STOCK.

Subject to the terms and conditions set forth in this Agreement, the Company has the right to sell to the Investor, and the Investor has the obligation to purchase from the Company, Purchase Shares as follows:

(a)            Commencement of Regular Sales of Common Stock. Upon the satisfaction of the conditions set forth in Sections 7 and 8 hereof (the “Commencement” and the date of satisfaction of such conditions the “Commencement Date”) and thereafter, the Company shall have the right, but not the obligation, to direct the Investor, by its delivery to the Investor of a Regular Purchase Notice from time to time, to purchase up to One Million (1,000,000) Purchase Shares (such maximum number of Purchase Shares, as may be adjusted from time to time, the “Regular Purchase Share Limit”), at the Purchase Price on the Purchase Date, provided that the Closing Sale Price of the Common Stock is not below the Floor Price on the Purchase Date (each such purchase a “Regular Purchase”); provided, however, that if, the Fully Adjusted Regular Purchase Share Limit then in effect would preclude the Company from delivering to the Investor a Regular Purchase Notice hereunder for a Purchase Amount equal to or greater than the Alternate Adjusted Regular Purchase Share Limit, the Alternate Adjusted Regular Purchase Share Limit shall apply in lieu of the Fully Adjusted Regular Purchase Share Limit; provided, further, however, that the Investor’s committed obligation under any single Regular Purchase, other than any Regular Purchase with respect to which an Alternate Adjusted Regular Purchase Share Limit shall apply, shall not exceed Five Million Dollars ($5,000,000) and provided, further, however, that the parties may mutually agree to increase the Regular Purchase Share Limit for any Regular Purchase to up to Three Million Five Hundred Thousand (3,500,000) shares. The Company may deliver multiple Regular Purchase Notices to the Investor in a day as often as every Business Day, so long as Purchase Shares for all prior Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases, including, without limitation, those that have been effected on the same Business Day as the applicable Purchase Date, have theretofore been received by the Investor as DWAC Shares in accordance with this Agreement. Notwithstanding the foregoing, the Company shall not deliver a Regular Purchase Notice to the Investor during the PEA Period.

(b)            Accelerated Purchases. Subject to the terms and conditions of this Agreement, beginning on the Commencement Date, in addition to purchases of Purchase Shares as described in Section 2(a) above, the Company shall also have the right, but not the obligation, to direct the Investor, by its delivery to the Investor of an Accelerated Purchase Notice from time to time in accordance with this Agreement, to purchase the applicable Accelerated Purchase Share Amount at the Accelerated Purchase Price on the Accelerated Purchase Date therefor in accordance with this Agreement (each such purchase, an “Accelerated Purchase”); provided, however, that the Investor shall not be required to buy a number of Purchase Shares in an Accelerated Purchase that exceeds the Accelerated Purchase Share Estimate. The Company may deliver an Accelerated Purchase Notice to the Investor only on a Purchase Date on which (i) the Company also properly submitted a Regular Purchase Notice providing for a Regular Purchase of a number of Purchase Shares not less than the Regular Purchase Share Limit then in effect on such Purchase Date in accordance with this Agreement, (ii) if all Purchase Shares subject to all prior Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases, including, without limitation, those that have been effected on the same Business Day as the applicable Accelerated Purchase Date with respect to which the applicable Accelerated Purchase relates, have theretofore been received by the Investor as DWAC Shares in accordance with this Agreement and (iii) the Closing Sale Price of the Common Stock is not less than the Accelerated Purchase Floor Price; provided, further, however, that the parties may mutually agree to increase the Accelerated Purchase Share Amount on any Accelerated Purchase Date at the applicable Accelerated Purchase Price. Each Accelerated Purchase Notice must be accompanied by the Accelerated Purchase Share Estimate for such Accelerated Purchase, and such Accelerated Purchase Notice shall be void ab initio to the extent of the amount by which the number of Purchase Shares set forth in such Accelerated Purchase Notice exceeds the number of Purchase Shares set forth in the Accelerated Purchase Share Estimate. The Investor shall immediately return to the Company such number of Purchase Shares issued pursuant to the Accelerated Purchase Share Estimate that exceeds the Accelerated Purchase Share Amount. Within one (1) Business Day after each Accelerated Purchase Date, the Accelerated Purchase Share Amount and the applicable Accelerated Purchase Price shall be set forth on a confirmation of the Accelerated Purchase to be provided to the Company by the Investor (an “Accelerated Purchase Confirmation”). Notwithstanding the foregoing, the Company shall not deliver any Accelerated Purchase Notices during the PEA Period.

(c)            Additional Accelerated Purchases.  Subject to the terms and conditions of this Agreement, beginning one (1) Business Day following the Commencement Date and thereafter, in addition to purchases of Purchase Shares as described in Section 2(a) and Section 2(b) above, the Company shall also have the right, but not the obligation, to direct the Investor, by its timely delivery to the Investor of an Additional Accelerated Purchase Notice on an Additional Accelerated Purchase Date in accordance with this Agreement, to purchase the applicable Additional Accelerated Purchase Share Amount at the applicable Additional Accelerated Purchase Price therefor in accordance with this Agreement (each such purchase, an “Additional Accelerated Purchase”); provided, however, that the Investor shall not be required to buy a number of Purchase Shares in an Additional Accelerated Purchase that exceeds the Additional Accelerated Purchase Share Estimate. The Company may deliver multiple Additional Accelerated Purchase Notices to the Investor on an Additional Accelerated Purchase Date; provided, however, that the Company may deliver an Additional Accelerated Purchase Notice to the Investor only (i) on a Business Day that is also the Accelerated Purchase Date for an Accelerated Purchase with respect to which the Company properly submitted to the Investor an Accelerated Purchase Notice in accordance with this Agreement on the applicable Purchase Date for a Regular Purchase of a number of Purchase Shares not less than the Regular Purchase Share Limit then in effect in accordance with this Agreement and (ii) if all Purchase Shares subject to all prior Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases, including, without limitation, those that have been effected on the same Business Day as the applicable Additional Accelerated Purchase Date with respect to which the applicable Additional Accelerated Purchase relates, have theretofore been received by the Investor as DWAC Shares in accordance with this Agreement and provided, further, however, that the parties may mutually agree to increase the Additional Accelerated Purchase Share Amount applicable to any Accelerated Purchase, and all of the Purchase Shares subject to such increased Accelerated Purchase shall be purchased by the Investor at the Accelerated Purchase Price for such increased Accelerated Purchase in accordance with this Agreement. Each Additional Accelerated Purchase Notice must be accompanied by the Additional Accelerated Purchase Share Estimate for such Additional Accelerated Purchase, and such Additional Accelerated Purchase Notice shall be void ab initio to the extent of the amount by which the number of Purchase Shares set forth in such Additional Accelerated Purchase Notice exceeds the number of Purchase Shares set forth in the Additional Accelerated Purchase Share Estimate. The Investor shall immediately return to the Company such number of Purchase Shares issued pursuant to the Additional Accelerated Purchase Share Estimate that exceeds the Accelerated Purchase Share Amount. Within one (1) Business Day after each Additional Accelerated Purchase Date, the Additional Accelerated Purchase Share Amount and the applicable Additional Accelerated Purchase Price shall be set forth on a confirmation of the Additional Accelerated Purchase to be provided to the Company by the Investor (an “Accelerated Purchase Confirmation”). Notwithstanding the foregoing, the Company shall not deliver any Additional Accelerated Purchase Notices during the PEA Period.

(d)            Payment for Purchase Shares.    For each Regular Purchase, each Accelerated Purchase and each Additional Accelerated Purchase, the Investor shall pay to the Company an amount equal to the Purchase Amount with respect to such Accelerated Purchase and Additional Accelerated Purchase, respectively, as full payment for such Purchase Shares via wire transfer of immediately available funds on the third Business Day following the date that the Investor receives such Purchase Shares. If the Company or the Transfer Agent shall fail for any reason or for no reason to electronically transfer any Purchase Shares as DWAC Shares submitted by the Investor or its agent with respect to any Regular Purchase, Accelerated Purchase or Additional Accelerated Purchase (as applicable) within three (3) Business Days following the receipt by the Company of the Purchase Price, Accelerated Purchase Price or Additional Accelerated Purchase Price, respectively, therefor in compliance with this Section 2(d), and if on or after such Business Day the Investor purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of such Purchase Shares that the Investor anticipated receiving from the Company in respect of such Regular Purchase, Accelerated Purchase or Additional Accelerated Purchase (as applicable), then the Company shall, within three (3) Business Days after the Investor’s request, either (i) pay cash to the Investor in an amount equal to the Investor’s total purchase price (including customary brokerage commissions, if any) for the shares of Common Stock so purchased (the “Cover Price”), at which point the Company’s obligation to deliver such Purchase Shares as DWAC Shares shall terminate, or (ii) promptly honor its obligation to deliver to the Investor such Purchase Shares as DWAC Shares and pay cash to the Investor in an amount equal to the excess (if any) of the Cover Price over the total Purchase Amount paid by the Investor pursuant to this Agreement for all of the Purchase Shares to be purchased by the Investor in connection with such purchases.  The Company shall not issue any fraction of a share of Common Stock upon any Regular Purchase, Accelerated Purchase or Additional Accelerated Purchase.  If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share. All payments made under this Agreement shall be made in lawful money of the United States of America or wire transfer of immediately available funds to such account as the Company may from time to time designate by written notice in accordance with the provisions of this Agreement. Whenever any amount expressed to be due by the terms of this Agreement is due on any day that is not a Business Day, the same shall instead be due on the next succeeding day that is a Business Day.

(e)            Compliance with Rules of the Principal Market.

(i)            Exchange Cap. Subject to Section 2(e)(ii) below, the Company shall not issue or sell any shares of Common Stock pursuant to this Agreement, and the Investor shall not purchase or acquire any shares of Common Stock pursuant to this Agreement, to the extent that after giving effect thereto, the aggregate number of shares of Common Stock that would be issued pursuant to this Agreement and the transactions contemplated hereby would exceed 20,288,840 shares of Common Stock (which number of shares shall be reduced, on a share-for-share basis, by the number of shares of Common Stock issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by this Agreement under applicable rules of the NYSE American or any other Principal Market on which the Common Stock may be listed or quoted) (the “Exchange Cap”), unless and until the Company elects to solicit stockholder approval of the issuance of Common Stock as contemplated by this Agreement and the stockholders of the Company have in fact approved such issuance in accordance with the applicable rules and regulations of the NYSE American, any other Principal Market on which the Common Stock may be listed or quoted, and the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and the Company’s Amended and Restated Bylaws, as amended (the “Bylaws”). For the avoidance of doubt, the Company may, but shall be under no obligation to, request its stockholders to approve the issuance of Common Stock as contemplated by this Agreement; provided, that if stockholder approval is not obtained in accordance with this Section 2(e)(i), the Exchange Cap shall be applicable for all purposes of this Agreement and the transactions contemplated hereby at all times during the term of this Agreement (except as set forth in Section 2(e)(ii) below).

(ii)            At-Market Transaction. Notwithstanding Section 2(e)(i) above and subject to the prior approval of the NYSE American or any other Principal Market on which the Common Stock may be listed or quoted (to the extent required), the Exchange Cap shall not be applicable for any purposes of this Agreement and the transactions contemplated hereby, solely to the extent that the issuances and sales of Common Stock pursuant to this Agreement are deemed to be at a price equal to or in excess of the greater of book or market value of the Common Stock as calculated in accordance with the applicable rules of the NYSE American or any other Principal Market on which the Common Stock may be listed or quoted (it being hereby acknowledged and agreed that the Exchange Cap shall be applicable for all purposes of this Agreement and the transactions contemplated hereby at all other times during the term of this Agreement, unless the stockholder approval referred to in Section 2(e)(i) is obtained).

(iii)            General. The Company shall not issue any shares of Common Stock pursuant to this Agreement if such issuance would reasonably be expected to result in (A) a violation of the Securities Act or (B) a breach of the rules and regulations of the NYSE American or any other Principal Market on which the Common Stock may be listed or quoted. The provisions of this Section 2(f) shall be implemented in a manner otherwise than in strict conformity with the terms hereof only if necessary to ensure compliance with the Securities Act and the rules and regulations of NYSE American or any other the Principal Market on which the Common Stock may be listed or quoted.

(f)            Beneficial Ownership Limitation. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not issue or sell, and the Investor shall not purchase or acquire, any shares of Common Stock under this Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by the Investor and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) would result in the beneficial ownership by the Investor and its affiliates of more than 9.99% of the then issued and outstanding shares of Common Stock (the “Beneficial Ownership Limitation”). Upon the written or oral request of the Investor, the Company shall promptly (but not later than one (1) Business Day) confirm orally or in writing to the Investor the number of shares of Common Stock then outstanding. The Investor and the Company shall each cooperate in good faith in the determinations required hereby and the application hereof. The Investor’s written certification to the Company of the applicability of the Beneficial Ownership Limitation, and the resulting effect thereof hereunder at any time, shall be conclusive with respect to the applicability thereof and such result absent manifest error.

(g)            Excess Share Limitation. If the Company delivers any Purchase Notice for a Purchase Amount in excess of the limitations contained in this Section 2, such Purchase Notice shall be void ab initio to the extent of the amount by which the number of Purchase Shares set forth in such Purchase Notice exceeds the number of Purchase Shares which the Company is permitted to include in such Purchase Notice in accordance herewith, and the Investor shall have no obligation to purchase such excess Purchase Shares in respect of such Purchase Notice; provided, however, that the Investor shall remain obligated to purchase the number of Purchase Shares which the Company is permitted to include in such Purchase Notice.

(h)            Adjustments for Shares. All share-related numbers contained in this Section 2, and the Regular Purchase Share Limit, shall be adjusted to take into account any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction effected with respect to the Common Stock except as specifically stated herein.

3.	INVESTOR’S REPRESENTATIONS AND WARRANTIES.

The Investor represents and warrants to the Company that as of the date hereof and as of the Commencement Date:

(a)            Accredited Investor Status. The Investor is an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D promulgated under the Securities Act.

(b)            Information. The Investor understands that its investment in the Securities involves a high degree of risk. The Investor (i) is able to bear the economic risk of an investment in the Securities including a total loss thereof, (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the Securities and (iii) has had an opportunity to ask questions of and receive answers from the officers of the Company concerning the financial condition and business of the Company and other matters related to an investment in the Securities. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in Section 4 below. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. The Investor acknowledges and agrees that neither the Company nor any of its Subsidiaries makes or has made any representations or warranties with respect to the transactions contemplated hereby, other than those specifically set forth in Section 4 hereof.

(c)            No Governmental Review. The Investor understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of an investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(d)            Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and is a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(e)            Residency. The Investor is a resident of the State of Illinois.

(f)            No Short Selling. The Investor represents and warrants to the Company that at no time prior to the date of this Agreement has any of the Investor, its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

4.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Investor, except as set forth in the disclosure schedules attached hereto, which exceptions shall be deemed to be a part of the representations and warranties made hereunder, that as of the date hereof and as of the Commencement Date:

(a)            Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of formation or incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to result in a Material Adverse Effect, and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification. The Company has no Subsidiaries except as set forth on Exhibit 21 to the Company’s Annual Report on Form 10-K for the year ended June 30, 2019.

(b)            Authorization; Enforcement; Validity. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and each of the other Transaction Documents, and to issue the Securities in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation, the issuance of the Commitment Shares (as defined below in Section 5(e)) and the reservation for issuance and the issuance of the Purchase Shares issuable under this Agreement, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or any committee thereof, or its stockholders (except as set forth in Section 2(e) hereof), (iii) this Agreement has been, and each other Transaction Document shall be on the Commencement Date, duly executed and delivered by the Company and (iv) this Agreement constitutes, and each other Transaction Document upon its execution on behalf of the Company, shall constitute, the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies. The Board of Directors of the Company has approved the resolutions (the “Signing Resolutions”) substantially in the form as set forth as Exhibit B attached hereto to authorize this Agreement and the transactions contemplated hereby. The Signing Resolutions are valid, in full force and effect and have not been modified or supplemented in any respect. The Company has delivered to the Investor a true and correct copy of a unanimous written consent adopting the Signing Resolutions executed by all of the members of the Board of Directors of the Company. Except as set forth in this Agreement, no other approvals or consents of the Company’s Board of Directors, any other authorized committee thereof, and/or stockholders is necessary under applicable laws and the Company’s Certificate of Incorporation and/or Bylaws to authorize the execution and delivery of this Agreement or any of the transactions contemplated hereby, including, but not limited to, the issuance of the Commitment Shares and the issuance of the Purchase Shares.

(c)            Capitalization. As of the date hereof, the authorized capital stock of the Company is set forth in the SEC Documents (as defined below). Except as disclosed in the Registration Statement or the SEC Documents, (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding debt securities, (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except the Registration Rights Agreement), (v) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement and (vii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. The Company has furnished to the Investor true and correct copies of the Company's Certificate of Incorporation and the Company's Bylaws, as amended and restated, each as in effect on the date hereof, and summaries of the terms of all securities convertible into or exercisable for Common Stock, if any, and copies of any documents containing the material rights of the holders thereof in respect thereto.

(d)            Issuance of Securities. Upon issuance and payment therefor in accordance with the terms and conditions of this Agreement, the Purchase Shares shall be validly issued, fully paid and nonassessable and free from all taxes, liens, charges, restrictions, rights of first refusal and preemptive rights with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Upon issuance in accordance with the terms and conditions of this Agreement, the Commitment Shares (as defined below in Section 5(e)) shall be validly issued, fully paid and nonassessable and free from all taxes, liens, charges, restrictions, rights of first refusal and preemptive rights with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. 20,288,840 shares of Common Stock have been duly authorized and reserved for issuance upon purchase under this Agreement as Purchase Shares.

(e)            No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Purchase Shares and the Commitment Shares) will not (i) result in a violation of the Certificate of Incorporation, any Certificate of Designations, Preferences and Rights

of any outstanding series of preferred stock of the Company or the Bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market applicable to the Company) or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of conflicts, defaults, terminations, amendments, accelerations, cancellations and violations under clause (ii), which would not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in violation of any term of or is in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except for possible conflicts, defaults, terminations or amendments that would not reasonably be expected to have a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance, regulation of any governmental entity, except for possible violations, the sanctions for which either individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Securities Act or applicable state securities laws and the rules and regulations of the Principal Market, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof. Except as set forth elsewhere in this Agreement, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence shall be obtained or effected on or prior to the Commencement Date.

(f)            SEC Documents; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Documents”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension.  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable. None of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.  Such financial statements (i) have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and (ii) fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. Except as publicly available through the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (EDGAR) or in connection with a confidential treatment request submitted to the SEC, the Company has received no notices or correspondence from the SEC for the one year preceding the date hereof other than SEC comment letters relating to the Company’s filings under the Exchange Act and the Securities Act. There are no “open” SEC comments. To the Company’s knowledge, the SEC has not commenced any enforcement proceedings against the Company or any of its Subsidiaries.

(g)            Absence of Certain Changes. Except as disclosed in the Registration Statement or the SEC Documents, since June 30, 2019, there has been no material adverse change in the business, properties, operations, financial condition or results of operations of the Company or its Subsidiaries. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings. The Company is financially solvent and is generally able to pay its debts as they become due.

(h)            Absence of Litigation. Except as disclosed in the Registration Statement or the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such, which would reasonably be expected to have a Material Adverse Effect.

(i)            Acknowledgment Regarding Investor’s Status. The Company acknowledges and agrees that the Investor is acting solely in the capacity of arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor’s purchase of the Securities. The Company further represents to the Investor that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives and advisors.

(j)            No Integrated Offering. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company in a manner that would require stockholder approval pursuant to the rules of the Principal Market on which any of the securities of the Company are listed or designated. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Principal Market.

(k)            Intellectual Property Rights. Except as disclosed in the Registration Statement or the SEC Documents, the Company and its Subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. None of the Company's material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or, by the terms and conditions thereof, could expire or terminate within two years from the date of this Agreement. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of any material trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others, and there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement, which could reasonably be expected to have a Material Adverse Effect.

(l)            Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where, in each of the three foregoing clauses, the failure to so comply could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(m)            Title The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all liens, encumbrances and defects (“Liens”) and, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(n)            Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its Subsidiaries, taken as a whole.

(o)            Regulatory Permits. The Company and its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such material certificate, authorization or permit.

(p)            Tax Status. The Company and each of its Subsidiaries has made or filed all federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(q)            Transactions With Affiliates. Except as disclosed in the SEC Documents, to the Company’s knowledge, none of the Company’s stockholders, officers or directors or any family member or affiliate of any of the foregoing, has either directly or indirectly an interest in, or is a party to, any transaction that would be required to be disclosed as a related party transaction pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

(r)            Application of Takeover Protections. The Company and its Board of Directors have taken or will take prior to the Commencement Date all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Investor as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and the Investor’s ownership of the Securities.

(s)            Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents that will be timely publicly disclosed by the Company, the Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the Registration Statement or the SEC Documents.   The Company understands and confirms that the Investor will rely on the foregoing representation in effecting purchases and sales of securities of the Company.  All of the disclosure furnished by or on behalf of the Company to the Investor regarding the Company, its business and the transactions contemplated hereby, including the disclosure schedules to this Agreement, taken as a whole, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole did not as of their issue date contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.  The Company acknowledges and agrees that the Investor neither makes nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3 hereof.

(t)            Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other Person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any Person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(u)            Registration Statement. The Company has prepared and filed with the SEC in accordance with the provisions of the Securities Act the Registration Statement. The Registration Statement was declared effective by order of the SEC on March 19, 2020. The Registration Statement is effective pursuant to the Securities Act and available for the issuance of the Securities thereunder, and the Company has not received any written notice that the SEC has issued or intends to issue a stop order or other similar order with respect to the Registration Statement or the Prospectus or that the SEC otherwise has (i) suspended or withdrawn the effectiveness of the Registration Statement or (ii) issued any order preventing or suspending the use of the Prospectus or any Prospectus Supplement, in either case, either temporarily or permanently or intends or has threatened in writing to do so. The “Plan of Distribution” section of the Prospectus permits the issuance of the Securities hereunder. At the time the Registration Statement and any amendments thereto became effective, at the date of this Agreement and at each deemed effective date thereof pursuant to Rule 430B(f)(2) of the Securities Act, the Registration Statement and any amendments thereto complied and will comply in all material respects with the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Base Prospectus and any Prospectus Supplement thereto, at the time such Base Prospectus or such Prospectus Supplement thereto was issued and on the Commencement Date, complied and will comply in all material respects with the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that this representation and warranty does not apply to statements in or omissions from any Prospectus Supplement made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein. The Company meets all of the requirements for the use of a registration statement on Form S-3 pursuant to the Securities Act for the offering and sale of the Securities contemplated by this Agreement without reliance on General Instruction I.B.6. of Form S-3, and the SEC has not notified the Company of any objection to the use of the form of the Registration Statement pursuant to Rule 401(g)(1) of the Securities Act. The Registration Statement, as of its effective date, meets the requirements set forth in Rule 415(a)(1)(x) pursuant to the Securities Act. The Company has not been since June 30, and currently is not, an Ineligible Issuer (as defined in Rule 405 of the Exchange Act). The Company has not distributed any offering material in connection with the offering and sale of any of the Securities, and, until the Investor does not hold any of the Securities, shall not distribute any offering material in connection with the offering and sale of any of the Securities, to or by the Investor, in each case, other than the Registration Statement or any amendment thereto, the Prospectus or any Prospectus Supplement required pursuant to applicable law or the Transaction Documents. The Company has not made, and agrees that unless it obtains the prior written consent of the Investor it will not make, an offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act. The Company shall comply with the requirements of Rules 164 and 433 under the Securities Act applicable to any such free writing prospectus consented to by the Investor, including in respect of timely filing with the SEC, legending and record keeping. The offering of the Securities pursuant to this Agreement qualifies for the exemption from the filing requirements of Rule 5110 of the FINRA afforded by FINRA Rule 5110(b)(7)(C)(i).

(v)            DTC Eligibility. The Company, through the Transfer Agent, currently participates in the DTC Fast Automated Securities Transfer (FAST) Program and the Common Stock can be transferred electronically to third parties via the DTC Fast Automated Securities Transfer (FAST) Program.

(w)            Sarbanes-Oxley. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002, as amended, which are applicable to it as of the date hereof.

(x)            Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 4(x) that may be due in connection with the transactions contemplated by the Transaction Documents.

(y)            Investment Company. The Company is not required to be registered as, and immediately after receipt of payment for the Securities will not be required to be registered as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(z)            Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock pursuant to the Exchange Act nor has the Company received any notification that the SEC is currently contemplating terminating such registration. Except as disclosed in the SEC Documents, the Company has not, in the twelve (12) months preceding the date hereof, received any notice from any Person to the effect that the Company is not in compliance with the listing or maintenance requirements of the Principal Market. Except as disclosed in the SEC Documents, the Company has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(aa)          Accountants. The Company’s accountants are set forth in the SEC Documents and, to the knowledge of the Company, such accountants are an independent registered public accounting firm as required by the Securities Act.

(bb)          No Market Manipulation. The Company has not, and to its knowledge no Person acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(cc)          Shell Company Status. The Company is not currently, and has never been, an issuer identified in Rule 144(i)(1) under the Securities Act.

5.	COVENANTS.

(a)            Filing of Current Report and Initial Prospectus Supplement. The Company agrees that it shall, within the time required under the Exchange Act, file with the SEC a current report on Form 8-K relating to the transactions contemplated by, and describing the material terms and conditions of, the Transaction Documents (the “Current Report”). The Company further agrees that it shall, within the time required under Rule 424(b) under the Securities Act, file with the SEC the Initial Prospectus Supplement pursuant to Rule 424(b) under the Securities Act specifically relating to the transactions contemplated by, and describing the material terms and conditions of, the Transaction Documents, containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430B under the Securities Act, and disclosing all information relating to the transactions contemplated hereby required to be disclosed in the Registration Statement and the Prospectus as of the date of the Initial Prospectus Supplement, including, without limitation, information required to be disclosed in the section captioned “Plan of Distribution” in the Prospectus. The Investor acknowledges that it will be identified in the Initial Prospectus Supplement as an underwriter within the meaning of Section 2(a)(11) of the Securities Act. The Company shall permit the Investor to review and comment upon the Current Report and the Initial Prospectus Supplement at least two (2) Business Days prior to their filing with the SEC, the Company shall give due consideration to all such comments, and the Company shall not file the Current Report or the Initial Prospectus Supplement with the SEC in a form to which the Investor reasonably objects. The Investor shall use its reasonable best efforts to comment upon the Current Report and the Initial Prospectus Supplement within one (1) Business Day from the date the Investor receives the final pre-filing draft version thereof from the Company. The Investor shall furnish to the Company such information regarding itself, the Securities held by it and the intended method of distribution thereof, including any arrangement between the Investor and any other Person relating to the sale or distribution of the Securities, as shall be reasonably requested by the Company in connection with the preparation and filing of the Current Report and the Initial Prospectus Supplement, and shall otherwise cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Current Report and the Initial Prospectus Supplement with the SEC.

(b)            Blue Sky. The Company shall take all such action, if any, as is reasonably necessary in order to obtain an exemption for or to register or qualify (i) the issuance of the Commitment Shares and the sale of the Purchase Shares to the Investor under this Agreement and (ii) any subsequent resale of all Commitment Shares and all Purchase Shares by the Investor, in each case, under applicable securities or “Blue Sky” laws of the states of the United States in such states as is reasonably requested by the Investor from time to time, and shall provide evidence of any such action so taken to the Investor.

(c)            Listing/DTC. To the extent applicable, the Company shall promptly secure the listing of all of the Purchase Shares and Commitment Shares to be issued to the Investor hereunder on the Principal Market (subject to official notice of issuance) and upon each other national securities exchange or automated quotation system, if any, upon which the Common Stock is then listed, and shall use commercially reasonable efforts to maintain, so long as any shares of Common Stock shall be so listed, such listing of all such Securities from time to time issuable hereunder. The Company shall maintain the listing of the Common Stock on the Principal Market and shall comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules and regulations of the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action that would reasonably be expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall promptly, and in no event later than the following Business Day, provide to the Investor copies of any notices it receives from the Principal Market regarding the continued eligibility of the Common Stock for listing on the Principal Market; provided, however, that the Company shall not be required to provide the Investor copies of any such notice that the Company reasonably believes constitutes material non-public information and the Company would not be required to publicly disclose such notice in any report or statement filed with the SEC under the Exchange Act (including on Form 8-K) or the Securities Act. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5(c). The Company shall take all action necessary to ensure that its Common Stock can be transferred electronically as DWAC Shares.

(d)            Prohibition of Short Sales and Hedging Transactions. The Investor agrees that beginning on the date of this Agreement and ending on the date of termination of this Agreement as provided in Section 11, the Investor and its agents, representatives and affiliates shall not in any manner whatsoever enter into or effect, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

(e)            Issuance of Commitment Shares. In consideration for the Investor’s execution and delivery of this Agreement, the Company shall cause to be issued to the Investor a total of 815,827 shares of Common Stock (the “Commitment Shares”) and shall deliver to the Transfer Agent the Irrevocable Transfer Agent Instructions with respect to the issuance of such Commitment Shares. For the avoidance of doubt, all of the Commitment Shares shall be fully earned as of the date of this Agreement, whether or not the Commencement shall occur or any Purchase Shares are purchased by the Investor under this Agreement and irrespective of any subsequent termination of this Agreement.

(f)            Due Diligence; Non-Public Information. The Investor shall have the right, from time to time as the Investor may reasonably deem appropriate, and upon reasonable advance notice to the Company, to perform reasonable due diligence on the Company during normal business hours. The Company and its officers and employees shall provide information and reasonably cooperate with the Investor in connection with any reasonable request by the Investor related to the Investor's due diligence of the Company. Each party hereto agrees not to disclose any Confidential Information of the other party to any third party and shall not use the Confidential Information for any purpose other than in connection with, or in furtherance of, the transactions contemplated hereby in full compliance with applicable securities laws. Each party hereto acknowledges that the Confidential Information shall remain the property of the disclosing party and agrees that it shall take all reasonable measures to protect the secrecy of any Confidential Information disclosed by the other party. The receiving party may disclose Confidential Information to the extent such information is required to be disclosed by law, regulation or order of a court of competent jurisdiction or regulatory authority, provided that the receiving party shall promptly notify the disclosing party when such requirement to disclose arises, and shall cooperate with the disclosing party so as to enable the disclosing party to: (i) seek an appropriate protective order; and (ii) make any applicable claim of confidentiality in respect of such Confidential Information; and provided, further, that the receiving party shall disclose Confidential Information only to the extent required by the protective order or other similar order, if such an order is obtained, and, if no such order is obtained, the receiving party shall disclose only the minimum amount of such Confidential Information required to be disclosed in order to comply with the applicable law, regulation or order. In addition, any such Confidential Information disclosed pursuant to this section shall continue to be deemed Confidential Information. Notwithstanding anything in this Agreement to the contrary, the Company and the Investor agree that neither the Company nor any other Person acting on its behalf shall provide the Investor or its agents or counsel with any information that constitutes or may reasonably be considered to constitute material, non-public information, unless a simultaneous public announcement thereof is made by the Company in the manner contemplated by Regulation FD. In the event of a breach of the foregoing covenant by the Company or any Person acting on its behalf (as determined in the reasonable good faith judgment of the Investor), in addition to any other remedy provided herein or in the other Transaction Documents, if the Investor is holding any Securities at the time of the disclosure of such material non-public information, the Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company; provided the Investor shall have first provided notice to the Company that it believes it has received information that constitutes material, non-public information, the Company shall have at least 24 hours to either publicly disclose such material, non-public information or to demonstrate to the Investor that such information does not constitute material, non-public information, prior to any such disclosure by the Investor, and the Company shall have failed to publicly disclose such material, non-public information or to demonstrate to the Investor that such information does not constitute material, non-public information within such time period. The Investor shall not have any liability to the Company, any of its Subsidiaries, or any of their respective directors, officers, employees, stockholders or agents, for any such disclosure. The Company understands and confirms that the Investor shall be relying on the foregoing covenants in effecting transactions in securities of the Company.

(g)            Purchase Records. The Investor and the Company shall each maintain records showing the remaining Available Amount at any given time and the dates and Purchase Amounts for each Regular Purchase, Accelerated Purchase and Additional Accelerated Purchase or shall use such other method, reasonably satisfactory to the Investor and the Company.

(h)            Taxes. The Company shall pay any and all transfer, stamp or similar taxes that may be payable with respect to the issuance and delivery of any shares of Common Stock to the Investor made under this Agreement.

(i)            Effective Registration Statement; Current Prospectus; Securities Law Compliance. The Company shall use its commercially reasonable efforts to keep the Registration Statement effective pursuant to Rule 415 promulgated under the Securities Act, and to keep the Registration Statement and the Prospectus current and available for issuances and sales of all of the Securities by the Company to the Investor, and for the resale by the Investor, at all times until the earlier of (i) the date on which the Investor shall have sold all the Securities and no Available Amount remains under this Agreement and (ii) 180 days following the earlier of termination of this Agreement and the Maturity Date (the “Registration Period”). Without limiting the generality of the foregoing, during the Registration Period, the Company shall (a) take all action necessary to cause the Common Stock to continue to be registered as a class of securities under Sections 12(b) or 12(g) of the Exchange Act, shall comply with its reporting and filing obligations under the Exchange Act, and shall not take any action or file any document (whether or not permitted by the Exchange Act) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act, and (b) prepare and file with the SEC, at the Company’s expense, such amendments (including, without limitation, post-effective amendments) to the Registration Statement and such Prospectus Supplements pursuant to Rule 424(b) under the Securities Act, in each case, as may be necessary to keep the Registration Statement effective pursuant to Rule 415 promulgated under the Securities Act, and to keep the Registration Statement and the Prospectus current and available for issuances and sales of all of the Securities by the Company to the Investor, and for the resale of all of the Securities by the Investor, at all times during the Registration Period (it being hereby acknowledged and agreed that the Company shall prepare and file with the SEC, at the Company’s expense, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Date”), a new Registration Statement relating to the Securities, in a form satisfactory to the Investor and its counsel, and the Company shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective within 180 days after the Renewal Date unless the Registration Period has lapsed). The Investor shall furnish to the Company such information regarding itself, the Securities held by it and the intended method of distribution thereof as shall be reasonably requested by the Company in connection with the preparation and filing of any such amendment to the Registration Statement (or new Registration Statement) or any such Prospectus Supplement, and shall otherwise cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any such amendment to the Registration Statement (or new Registration Statement) or any such Prospectus Supplement. The Company shall comply with all applicable federal, state and foreign securities laws in connection with the offer, issuance and sale of the Securities contemplated by the Transaction Documents. Without limiting the generality of the foregoing, neither the Company nor any of its officers, directors or affiliates acting on the Company’s behalf will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which would reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

(j)            Stop Orders. The Company shall advise the Investor promptly (but in no event later than 24 hours) and shall confirm such advice in writing: (i) of the Company’s receipt of notice of any request by the SEC for amendment of or a supplement to the Registration Statement, the Prospectus, any Prospectus Supplement or for any additional information with respect thereto; (ii) of the Company’s receipt of notice of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or prohibiting or suspending the use of the Prospectus or any Prospectus Supplement, or of the Company’s receipt of any notification of the suspension of qualification of the Securities for offering or sale in any jurisdiction or the initiation or contemplated initiation of any proceeding for such purpose; and (iii) of the Company becoming aware of the happening of any event which makes any statement of a material fact made in the Registration Statement, the Prospectus or any Prospectus Supplement untrue or which requires the making of any additions to or changes to the statements then made in the Registration Statement, the Prospectus or any Prospectus Supplement in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of the Prospectus or any Prospectus Supplement, in light of the circumstances under which they were made) not misleading, or of the necessity to amend the Registration Statement or supplement the Prospectus or any Prospectus Supplement to comply with the Securities Act or any other law. The Company shall not be required to disclose to the Investor the substance or specific reasons of any of the events set forth in clauses (i) through (iii) of the immediately preceding sentence, but rather, shall only be required to disclose that the event has occurred. The Company shall not deliver to the Investor any Regular Purchase Notice, Accelerated Purchase Notice or Additional Accelerated Purchase Notice, and the Investor shall not be obligated to purchase any shares of Common Stock under this Agreement, during the continuation or pendency of any of the foregoing events. If at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement or prohibiting or suspending the use of the Prospectus or any Prospectus Supplement, the Company shall use commercially reasonable efforts to obtain the withdrawal of such order at the earliest possible time. The Company shall furnish to the Investor, without charge, a copy of any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to the Registration Statement or the Prospectus, as the case may be.

(k)            Amendments to Registration Statement; Prospectus Supplements. Except as provided in this Agreement and other than periodic and current reports required to be filed pursuant to the Exchange Act, the Company shall not file with the SEC any amendment to the Registration Statement or any supplement to the Base Prospectus that refers to the Investor, the Transaction Documents or the transactions contemplated thereby (including, without limitation, any Prospectus Supplement filed in connection with the transactions contemplated by the Transaction Documents), in each case with respect to which (a) the Investor shall not previously have been advised and afforded the opportunity to review and comment thereon at least two (2) Business Days prior to filing with the SEC, as the case may be, (b) the Company shall not have given due consideration to any comments thereon received from the Investor or its counsel, or (c) the Investor shall reasonably object, unless the Company reasonably has determined that it is necessary to amend the Registration Statement or make any supplement to the Prospectus to comply with the Securities Act or any other applicable law or regulation, in which case the Company shall promptly (but in no event later than 24 hours) so inform the Investor, the Investor shall be provided with a reasonable opportunity to review and comment upon any disclosure referring to the Investor, the Transaction Documents or the transactions contemplated thereby, as applicable, and the Company shall expeditiously furnish to the Investor a copy thereof. In addition, for so long as, in the reasonable opinion of counsel for the Investor, the Prospectus is required to be delivered in connection with any acquisition or sale of Securities by the Investor, the Company shall not file any Prospectus Supplement with respect to the Securities without furnishing to the Investor as many copies of such Prospectus Supplement, together with the Prospectus, as the Investor may reasonably request.

(l)            Prospectus Delivery. The Company consents to the use of the Prospectus (and of each Prospectus Supplement thereto) in accordance with the provisions of the Securities Act and with the securities or “blue sky” laws of the jurisdictions in which the Securities may be sold by the Investor, in connection with the offering and sale of the Securities and for such period of time thereafter as the Prospectus is required by the Securities Act to be delivered in connection with sales of the Securities. The Company will make available to the Investor upon request, and thereafter from time to time will furnish to the Investor, as many copies of the Prospectus (and each Prospectus Supplement thereto) as the Investor may reasonably request for the purposes contemplated by the Securities Act within the time during which the Prospectus is required by the Securities Act to be delivered in connection with sales of the Securities. If during such period of time any event shall occur that in the reasonable judgment of the Company and its counsel, or in the reasonable judgment of the Investor and its counsel, is required to be set forth in the Registration Statement, the Prospectus or any Prospectus Supplement or should be set forth therein in order to make the statements made therein (in the case of the Prospectus or any Prospectus Supplement, in light of the circumstances under which they were made) not misleading, or if in the reasonable judgment of the Company and its counsel, or in the reasonable judgment of the Investor and its counsel, it is otherwise necessary to amend the Registration Statement or supplement the Prospectus or any Prospectus Supplement to comply with the Securities Act or any other applicable law or regulation, the Company shall forthwith prepare and, subject to Section 5(k) above, file with the SEC an appropriate amendment to the Registration Statement or an appropriate Prospectus Supplement and in each case shall expeditiously furnish to the Investor, at the Company’s expense, such amendment to the Registration Statement or such Prospectus Supplement, as applicable, as may be necessary to reflect any such change or to effect such compliance. The Company shall have no obligation to separately advise the Investor of, or deliver copies to the Investor of, the SEC Documents, all of which the Investor shall be deemed to have notice and knowledge of.

(m)          Integration; Aggregation. From and after the date of this Agreement, neither the Company, nor or any of its affiliates will, and the Company shall use its reasonable best efforts to ensure that no Person acting on their behalf will, directly or indirectly, make any offers or sales of any security or solicit any offers to buy any security, under circumstances that would (i) require registration of the offer and sale of any of the Securities by the Company to the Investor under the Securities Act, or (ii) cause this offering of the Securities by the Company to the Investor to be integrated with other offerings by the Company in a manner that would require stockholder approval pursuant to the rules of the Principal Market on which any of the securities of the Company are listed or designated, unless in the case of this clause (ii), stockholder approval is obtained before the closing of such subsequent transaction in accordance with the rules of such Principal Market.

(n)           Use of Proceeds. The Company will use the net proceeds from the offering as described in the Prospectus.

(o)           Other Transactions. The Company shall not enter into, announce or recommend to its stockholders any agreement, plan, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability or right of the Company to perform its obligations under the Transaction Documents, including, without limitation, the obligation of the Company to deliver the Purchase Shares and the Commitment Shares to the Investor in accordance with the terms of the Transaction Documents.

(p)           Required Filings Relating to Purchases. To the extent required under the Securities Act or under interpretations by the SEC thereof, as promptly as practicable after the close of each of the Company’s fiscal quarters (or on such other dates as required under the Securities Act or under interpretations by the SEC thereof), the Company shall prepare a Prospectus Supplement, which will set forth the number of Purchase Shares sold to the Investor during such quarterly period (or other relevant period), the purchase price for such Purchase Shares and the net proceeds received by the Company from such sales, and shall file such Prospectus Supplement with the SEC pursuant to Rule 424(b) under the Securities Act (and within the time periods required by Rule 424(b) and Rule 430B under the Securities Act). If any such quarterly Prospectus Supplement is not required to be filed under the Securities Act or under interpretations by the SEC thereof, the Company shall disclose the information referenced in the immediately preceding sentence in its annual report on Form 10-K or its quarterly report on Form 10-Q (as applicable) in respect of the quarterly period that ended immediately before the filing of such report in which sales of Purchase Shares were made to the Investor under this Agreement, and file such report with the SEC within the applicable time period required by the Exchange Act. The Company shall not file any Prospectus Supplement pursuant to this Section 5(p), and shall not file any report containing disclosure relating to such sales of Purchase Shares, unless a copy of such Prospectus Supplement or disclosure has been submitted to the Investor a reasonable period of time before the filing and the Investor has not reasonably objected thereto (it being acknowledged and agreed that the Company shall not submit any portion of any Form 10-K or Form 10-Q other than the specific disclosure relating to any sales of Purchase Shares). The Company shall also furnish copies of all such Prospectus Supplements to each exchange or market in the United States on which sales of the Purchase Shares may be made as may be required by the rules or regulations of such exchange or market, if applicable.

(q)           No Variable Rate Transactions. From and after the date of this Agreement until the later of (i) the 36-month anniversary of the date of this Agreement and (ii) the 36-month anniversary of the Commencement Date (if the Commencement has occurred), in any case irrespective of any earlier termination of this Agreement, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction, other than in connection with an Exempt Issuance. The Investor shall be entitled to seek injunctive relief against the Company and its Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages, without the necessity of showing economic loss and without any bond or other security being required. “Common Stock Equivalents” means any securities of the Company or its Subsidiaries which entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock or Common Stock Equivalents either (A) at a conversion price, exercise price, exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such debt or equity securities (including, without limitation, pursuant to any “cashless exercise” provisions, but not including any standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction), provision, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (including, without limitation, any “full ratchet” or “weighted average” anti-dilution provisions), (ii) issues or sells any debt or equity securities, including without limitation, Common Stock or Common Stock Equivalents, either (A) at a price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (other than standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction), or (B) that is subject to or contains any put, call, redemption, buy-back, price-reset or other similar provision or mechanism (including, without limitation, a “Black-Scholes” put or call right) that provides for the issuance of additional debt securities of the Company or the payment of cash by the Company, or (iii) enters into any agreement, including, but not limited to, an “equity line” that is not an Exempt Issuance or other continuous offering or similar offering of Common Stock or Common Stock Equivalents, whereby the Company may sell Common Stock or Common Stock Equivalents at a future determined price. “Exempt Issuance” means the issuance of (a) Common Stock or Common Stock Equivalents to employees, officers, directors or vendors of the Company pursuant to any stock or option plan duly adopted for such purpose, by the Board of Directors or a majority of the members of a committee of directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder, and/or other securities exercisable or exchangeable for or convertible into Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, (c) securities issued pursuant to acquisitions, divestitures, licenses, partnerships, collaborations or strategic transactions approved by the Board of Directors or a majority of the members of a committee of directors established for such purpose, which acquisitions, divestitures, licenses, partnerships, collaborations or strategic transactions can have a Variable Rate Transaction component, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (d) Common Stock Equivalents that are convertible into, exchangeable or exercisable for, or include the right to receive shares of Common Stock at a conversion price, exercise price, exchange rate or other price (which may be below the then current market price of the Common Stock) that is fixed at the time of initial issuance of such Common Stock Equivalents (subject only to standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction), which fixed conversion price, exercise price, exchange rate or other price shall not at any time after the initial issuance of such Common Stock Equivalent be based upon or varying with the trading prices of or quotations for the Common Stock or subject to being reset at some future date, or (e) shares of Common Stock issued and sold pursuant to any “at-the-market offering” of Common Stock through a registered broker-dealer pursuant to an agreement executed from and after the date of this Agreement.

6.	TRANSFER AGENT INSTRUCTIONS.

(a)           On the date of this Agreement, the Company shall issue to the Transfer Agent (and any subsequent transfer agent) irrevocable instructions, in the form substantially similar to those used by the Investor in substantially similar transactions, to issue the Purchase Shares and the Commitment Shares in accordance with the terms of this Agreement (the “Irrevocable Transfer Agent Instructions”). All Securities to be issued to or for the benefit of the Investor pursuant to this Agreement shall be issued as DWAC Shares. The Company warrants to the Investor that, while the Agreement is effective, no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 6 will be given by the Company to the Transfer Agent with respect to the Securities, and the Securities shall otherwise be freely transferable on the books and records of the Company.

7.	CONDITIONS TO THE COMPANY’S RIGHT TO COMMENCE SALES OF SHARES OF COMMON STOCK.

The right of the Company hereunder to commence sales of the Purchase Shares on the Commencement Date is subject to the satisfaction or, where legally permissible, the waiver of each of the following conditions:

(a)           The Investor shall have executed each of the Transaction Documents and delivered the same to the Company;

(b)           No stop order with respect to the Registration Statement shall be pending or threatened by the SEC;

(c)           All Securities to be issued by the Company to the Investor under the Transaction Documents shall have been approved for listing on the Principal Market in accordance with the applicable rules and regulations of the Principal Market, subject only to official notice of issuance; and

(d)           The representations and warranties of the Investor shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date hereof and as of the Commencement Date as though made at that time.

8.	CONDITIONS TO THE INVESTOR’S OBLIGATION TO PURCHASE SHARES OF COMMON STOCK.

The obligation of the Investor to buy Purchase Shares under this Agreement is subject to the satisfaction or, where legally permissible, the waiver of each of the following conditions on or prior to the Commencement Date and, once such conditions have been initially satisfied, there shall not be any ongoing obligation to satisfy such conditions after the Commencement has occurred:

(a)           The Company shall have executed each of the Transaction Documents and delivered the same to the Investor;

(b)           The Common Stock shall be listed on the Principal Market, and all Securities to be issued by the Company to the Investor pursuant to this Agreement shall have been approved for listing on the Principal Market in accordance with the applicable rules and regulations of the Principal Market, subject only to official notice of issuance;

(c)           The Investor shall have received the opinions and the negative assurances letter of the Company’s legal counsel dated as of the Commencement Date substantially in the form agreed to prior to the date of this Agreement by the Company’s legal counsel and the Investor’s legal counsel;

(d)           The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 4 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Commencement Date. The Investor shall have received a certificate, executed by the CEO, President or CFO of the Company, dated as of the Commencement Date, to the foregoing effect in the form attached hereto as Exhibit A;

(e)           The Board of Directors of the Company shall have adopted resolutions substantially in the form attached hereto as Exhibit B which shall be in full force and effect without any amendment or supplement thereto as of the Commencement Date;

(f)            As of the Commencement Date, the Company shall have reserved out of its authorized and unissued Common Stock solely for the purpose of effecting purchases of Purchase Shares hereunder, 20,288,840 shares of Common Stock;

(g)           The Irrevocable Transfer Agent Instructions shall have been delivered to and acknowledged in writing by the Company and the Company’s Transfer Agent (or any successor transfer agent), and the Commitment Shares required to be issued on the date of this Agreement in accordance with Section 5(e) hereof shall have been issued directly to the Investor electronically as DWAC Shares;

(h)           The Company shall have delivered to the Investor a certificate evidencing the incorporation and good standing of the Company in the State of Delaware issued by the Secretary of State of the State of Delaware as of a date within ten (10) Business Days of the Commencement Date;

(i)            The Company shall have delivered to the Investor a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within ten (10) Business Days of the Commencement Date;

(j)            The Company shall have delivered to the Investor a secretary’s certificate executed by the Secretary of the Company, dated as of the Commencement Date, in the form attached hereto as Exhibit C;

(k)            The Registration Statement shall continue to be effective and no stop order with respect to the Registration Statement shall be pending or threatened by the SEC. The Company shall have a maximum dollar amount of Common Stock registered under the Registration Statement which is sufficient to issue to the Investor not less than (i) the full Available Amount worth of Purchase Shares plus (ii) all of the Commitment Shares. The Current Report and the Initial Prospectus Supplement each shall have been filed with the SEC, as required pursuant to Section 5(a), and copies of the Prospectus shall have been delivered to the Investor in accordance with Section 5(l) hereof. The Prospectus shall be current and available for issuances and sales of all of the Securities by the Company to the Investor and for the resale of all of the Securities by the Investor. Any other Prospectus Supplements required to have been filed by the Company with the SEC under the Securities Act at or prior to the Commencement Date shall have been filed with the SEC within the applicable time periods prescribed for such filings under the Securities Act. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC at or prior to the Commencement Date pursuant to the reporting requirements of the Exchange Act shall have been filed with the SEC within the applicable time periods prescribed for such filings under the Exchange Act;

(l)            No Event of Default (as defined below) has occurred, and no event which, after notice and/or lapse of time, would reasonably be expected to become an Event of Default has occurred;

(m)          All federal, state and local governmental laws, rules and regulations applicable to the transactions contemplated by the Transaction Documents and necessary for the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby in accordance with the terms thereof shall have been complied with, and all consents, authorizations and orders of, and all filings and registrations with, all federal, state and local courts or governmental agencies and all federal, state and local regulatory or self-regulatory agencies necessary for the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby in accordance with the terms thereof shall have been obtained or made, including, without limitation, in each case those required under the Securities Act, the Exchange Act, applicable state securities or “Blue Sky” laws or applicable rules and regulations of the Principal Market, or otherwise required by the SEC, the Principal Market or any state securities regulators;

(n)           No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any federal, state, local or foreign court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Transaction Documents; and

(o)           No action, suit or proceeding before any federal, state, local or foreign arbitrator or any court or governmental authority of competent jurisdiction shall have been commenced or threatened, and no inquiry or investigation by any federal, state, local or foreign governmental authority of competent jurisdiction shall have been commenced or threatened, against the Company, or any of the officers, directors or affiliates of the Company, seeking to restrain, prevent or change the transactions contemplated by the Transaction Documents, or seeking material damages in connection with such transactions.

9.	INDEMNIFICATION.

In consideration of the Investor’s execution and delivery of the Transaction Documents and acquiring the Securities hereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Investor and all of its affiliates, stockholders, officers, directors, members, managers, employees and direct or indirect investors and any of the foregoing Person’s agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of or relating to: (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (d) any violation of the Securities Act, the Exchange Act, state securities or “Blue Sky” laws, or the rules and regulations of the Principal Market in connection with the transactions contemplated by the Transaction Documents by the Company or any of its Subsidiaries, affiliates, officers, directors or employees, (e) any untrue statement or alleged untrue statement of a material fact contained, or incorporated by reference, in the Registration Statement or any amendment thereto or any omission or alleged omission to state therein, or in any document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein not misleading, or (f) any untrue statement or alleged untrue statement of a material fact contained, or incorporated by reference, in the Prospectus, or any omission or alleged omission to state therein, or in any document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that (I) the indemnity contained in clause (c) of this Section 9 shall not apply to any Indemnified Liabilities which directly and primarily result from the fraud, gross negligence or willful misconduct of an Indemnitee, (II) the indemnity contained in clauses (d), (e) and (f) of this Section 9 shall not apply to any Indemnified Liabilities to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor expressly for use in any Prospectus Supplement (it being hereby acknowledged and agreed that the written information set forth on Exhibit D attached hereto is the only written information furnished to the Company by or on behalf of the Investor expressly for use in the Initial Prospectus Supplement), if the Prospectus was timely made available by the Company to the Investor pursuant to Section 5(l), (III) the indemnity contained in clauses (d), (e) and (f) of this Section 9 shall not inure to the benefit of the Investor to the extent such Indemnified Liabilities are based on a failure of the Investor to deliver or to cause to be delivered the Prospectus made available by the Company, if such Prospectus was timely made available by the Company pursuant to Section 5(l), and if delivery of the Prospectus would have cured the defect giving rise to such Indemnified Liabilities, and (IV) the indemnity in this Section 9 shall not apply to amounts paid in settlement of any claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed.. The indemnity in this Section 9 shall not apply to amounts paid in settlement of any claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Payment under this indemnification shall be made within thirty (30) days from the date the Indemnitee makes written request for it. A certificate containing reasonable detail as to the amount of such indemnification submitted to the Company by the Indemnitee shall be conclusive evidence, absent manifest error, of the amount due from the Company to the Indemnitee, provided that the Indemnitee shall undertake to repay any amounts paid to it hereunder if it is ultimately determined, by a final and non-appealable order of a court of competent jurisdiction, that the Indemnitee is not entitled to be indemnified against such Indemnified Liabilities by the Company pursuant to this Agreement. If any action shall be brought against any Indemnitee in respect of which indemnity may be sought pursuant to this Agreement, such Indemnitee shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Indemnitee. Any Indemnitee shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnitee, except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Indemnitee, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.

10.	EVENTS OF DEFAULT.

An “Event of Default” shall be deemed to have occurred at any time as any of the following events occurs:

(a)           the effectiveness of the Registration Statement registering the Securities lapses for any reason (including, without limitation, the issuance of a stop order or similar order), the Registration Statement or any Prospectus is unavailable for the sale by the Company to the Investor (or the resale by the Investor) of any or all of the Securities to be issued to the Investor under the Transaction Documents (including, without limitation, as a result of any failure of the Company to satisfy all of the requirements for the use of a registration statement on Form S-3 pursuant to the Securities Act for the offering and sale of the Securities contemplated by this Agreement), and any such lapse or unavailability continues for a period of ten (10) consecutive Business Days or for more than an aggregate of thirty (30) Business Days in any 365-day period , but excluding a lapse or unavailability where (i) the Company terminates the Registration Statement after the Investor has confirmed in writing that all of the Securities covered thereby have been resold or (ii) the Company supersedes the Registration Statement with a New Registration Statement (as defined in the Registration Rights Agreement), including (without limitation) when the Registration Statement is effectively replaced with a New Registration Statement covering Securities (provided in the case of this clause (ii) that all of the Securities covered by the superseded (or terminated) registration statement that have not theretofore been sold to the Investor are included in the superseding (or new) registration statement);

(b)            the suspension of the Common Stock from trading on the Principal Market for a period of one (1) Business Day, provided that the Company may not direct the Investor to purchase any shares of Common Stock during any such suspension;

(c)            the delisting of the Common Stock from the NYSE American provided, however, that the Common Stock is not immediately thereafter trading on The NASDAQ Capital Market, The NASDAQ Global Market, The NASDAQ Global Select Market, the New York Stock Exchange, the NYSE Arca, the OTC Bulletin Board, or the OTCQB or the OTCQX operated by the OTC Markets Group, Inc. (or any nationally recognized successor to any of the foregoing);

(d)            the failure for any reason by the Transfer Agent to issue Purchase Shares to the Investor within three (3) Business Days after the applicable Purchase Date or Accelerated Purchase Date (as applicable) on which the Investor is entitled to receive such Purchase Shares;

(e)            the Company breaches any representation, warranty, covenant or other term or condition under any Transaction Document if such breach could have a Material Adverse Effect and except, in the case of a breach of a covenant which is reasonably curable, only if such breach continues for a period of at least five (5) Business Days;

(f)            if any Person commences a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law;

(g)            if the Company, pursuant to or within the meaning of any Bankruptcy Law, (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, or (iv) makes a general assignment for the benefit of its creditors or is generally unable to pay its debts as the same become due;

(h)            a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case, (ii) appoints a Custodian of the Company or for all or substantially all of its property, or (iii) orders the liquidation of the Company;

(i)            if at any time the Company is not eligible to transfer its Common Stock electronically as DWAC Shares; or

(j)            if at any time after the Commencement Date, the Exchange Cap is reached (to the extent the Exchange Cap is applicable pursuant to Section 2(e) hereof).

In addition to any other rights and remedies under applicable law and this Agreement, so long as an Event of Default has occurred and is continuing, or if any event that, after notice and/or lapse of time, would reasonably be expected to become an Event of Default, has occurred and is continuing, or so long as the Closing Sale Price is below the Floor Price, the Company shall not deliver to the Investor any Regular Purchase Notice, Accelerated Purchase Notice or Additional Accelerated Purchase Notice, and the Investor shall not purchase any shares of Common Stock under this Agreement.

11.	TERMINATION

This Agreement may be terminated only as follows:

(a)           If pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors (any of which would be an Event of Default as described in Sections 10(f), 10(g) and 10(h) hereof), this Agreement shall automatically terminate without any liability or payment to the Company (except as set forth below) without further action or notice by any Person.

(b)           In the event that the Commencement shall not have occurred on or before March 31, 2020, due to the failure to satisfy the conditions set forth in Sections 7 and 8 above with respect to the Commencement, either the Company or the Investor shall have the option to terminate this Agreement at the close of business on such date or thereafter without liability of any party to any other party (except as set forth below); provided, however, that the right to terminate this Agreement under this Section 11(b) shall not be available to any party if such party is then in breach of any covenant or agreement contained in this Agreement or any representation or warranty of such party contained in this Agreement fails to be true and correct such that the conditions set forth in Section 7(d) or Section 8(d), as applicable, could not then be satisfied.

(c)           At any time after the Commencement Date, the Company shall have the option to terminate this Agreement for any reason or for no reason by delivering notice (a “Company Termination Notice”) to the Investor electing to terminate this Agreement without any liability whatsoever of any party to any other party under this Agreement (except as set forth below). The Company Termination Notice shall not be effective until one (1) Business Day after it has been received by the Investor.

(d)           This Agreement shall automatically terminate on the date that the Company sells and the Investor purchases the full Available Amount as provided herein, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party under this Agreement (except as set forth below).

(e)           If, for any reason or for no reason, the full Available Amount has not been purchased in accordance with Section 2 of this Agreement by the Maturity Date, this Agreement shall automatically terminate on the Maturity Date, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party under this Agreement (except as set forth below).

Except as set forth in Sections 11(a) (in respect of an Event of Default under Sections 10(f), 10(g) and 10(h)), 11(d) and 11(e), any termination of this Agreement pursuant to this Section 11 shall be effected by written notice from the Company to the Investor, or the Investor to the Company, as the case may be, setting forth the basis for the termination hereof. The representations and warranties and covenants of the Company and the Investor contained in Sections 3, 4, 5, and 6 hereof, the indemnification provisions set forth in Section 9 hereof and the agreements and covenants set forth in Sections 10, 11 and 12 shall survive the Commencement and any termination of this Agreement. No termination of this Agreement shall (i) affect the Company’s or the Investor’s rights or obligations under (A) this Agreement with respect to pending Regular Purchases, Accelerated Purchases, and Additional Accelerated Purchases and the Company and the Investor shall complete their respective obligations with respect to any pending Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases under this Agreement and (B) the Registration Rights Agreement, which shall survive any such termination in accordance with its terms, or (ii) be deemed to release the Company or the Investor from any liability for intentional misrepresentation or willful breach of any of the Transaction Documents.

12.	MISCELLANEOUS.

(a)           Governing Law; Jurisdiction; Jury Trial. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement and the other Transaction Documents shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Illinois, County of Cook, for the adjudication of any dispute hereunder or under the other Transaction Documents or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)           Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

(c)           Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)           Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)           Entire Agreement. The Transaction Documents supersede all other prior oral or written agreements between the Investor, the Company, their affiliates and Persons acting on their behalf with respect to the subject matter thereof, and this Agreement, the other Transaction Documents and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. The Company acknowledges and agrees that is has not relied on, in any manner whatsoever, any representations or statements, written or oral, other than as expressly set forth in the Transaction Documents.

(f)            Notices. Any notices, consents or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt when delivered personally; (ii) upon receipt when sent by facsimile or email (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

If to the Company:

iBio, Inc.
600 Madison Avenue, Suite 1601
New York, NY 10022

Telephone:	(302) 355-0650
Facsimile:	(302) 356-1173
E-mail:	tisett@ibioinc.com
Attention:	Thomas F. Isett, Chief Executive Officer and Executive Co-Chairman

With a copy to (which shall not constitute notice or service of process):

Andrew Abramowitz, PLLC
565 Fifth Avenue, 9th Floor
New York, NY 10017

Telephone:	(212) 972-8882
E-mail:	aa@aalegalnyc.com
Attention:	Andrew Abramowitz, Esq.

If to the Investor:

Lincoln Park Capital Fund, LLC
440 North Wells, Suite 410
Chicago, IL 60654

Telephone:	(312) 822-9300
Facsimile:	(312) 822-9301
E-mail:	jscheinfeld@lpcfunds.com/jcope@lpcfunds.com
Attention:	Josh Scheinfeld/Jonathan Cope

With a copy to (which shall not constitute notice or service of process):

K&L Gates, LLP
200 S. Biscayne Blvd., Ste. 3900
Miami, Florida 33131

Telephone:	(305) 539-3306
Facsimile:	(305) 358-7095
E-mail:	clayton.parker@klgates.com
Attention:	Clayton E. Parker, Esq.

If to the Transfer Agent:

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004-1561

Telephone:	(212) 845-3211
Facsimile:	(212) 845-7608
Email:	ksantero@continentalstock.com
Attention:	Kathy Santero

or at such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or email account containing the time, date, and recipient facsimile number or email address, as applicable, and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile, email or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor, including by merger or consolidation. The Investor may not assign its rights or obligations under this Agreement.

(h)           No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and, except as set forth in Section 9, is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i)            Publicity. The Company shall afford the Investor and its counsel with the opportunity to review and comment upon, shall consult with the Investor and its counsel on the form and substance of, and shall give due consideration to all such comments from the Investor or its counsel on, any press release, SEC filing or any other public disclosure by or on behalf of the Company relating to the Investor, its purchases hereunder or any aspect of the Transaction Documents or the transactions contemplated thereby, not less than 24 hours prior to the issuance, filing or public disclosure thereof. The Investor must be provided with a final version of any such press release, SEC filing or other public disclosure at least 24 hours prior to any release, filing or use by the Company thereof. The Company agrees and acknowledges that its failure to fully comply with this provision constitutes a Material Adverse Effect.

(j)            Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to consummate and make effective, as soon as reasonably possible, the Commencement, and to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)           No Financial Advisor, Placement Agent, Broker or Finder. The Company represents and warrants to the Investor that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby. The Investor represents and warrants to the Company that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby. The Company shall be responsible for the payment of any fees or commissions, if any, of any financial advisor, placement agent, broker or finder relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold the Investor harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out of pocket expenses) arising in connection with any such claim.

(l)            No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m)          Remedies, Other Obligations, Breaches and Injunctive Relief. The Investor’s remedies provided in this Agreement, including, without limitation, the Investor’s remedies provided in Section 9, shall be cumulative and in addition to all other remedies available to the Investor under this Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy of the Investor contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Investor’s right to pursue actual damages for any failure by the Company to comply with the terms of this Agreement. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investor and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Investor shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(n)           Enforcement Costs. If: (i) this Agreement is placed by the Investor in the hands of an attorney for enforcement or is enforced by the Investor through any legal proceeding; (ii) an attorney is retained to represent the Investor in any bankruptcy, reorganization, receivership or other proceedings affecting creditors' rights and involving a claim under this Agreement; or (iii) an attorney is retained to represent the Investor in any other proceedings whatsoever in connection with this Agreement, then the Company shall pay to the Investor, as incurred by the Investor, all reasonable costs and expenses including attorneys' fees incurred in connection therewith, in addition to all other amounts due hereunder.

(o)           Amendment and Waiver; Failure or Indulgence Not Waiver. No provision of this Agreement may be amended or waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

** Signature Page Follows **

IN WITNESS WHEREOF, the Investor and the Company have caused this Purchase Agreement to be duly executed as of the date first written above.

THE COMPANY:

IBIO, INC.

By:	/s/ Thomas F. Isett
Name: Thomas F. Isett
Title: Co-Chairman and CEO

INVESTOR:

LINCOLN PARK CAPITAL FUND, LLC
BY: LINCOLN PARK CAPITAL, LLC
BY: Rockland Capital Corporation

By:	/s/ Joshua Scheinfeld
Name: Joshua Scheinfeld
Title: President

EXHIBITS

Exhibit A	Form of Officer’s Certificate
Exhibit B	Form of Resolutions of the Board of Directors of the Company
Exhibit C	Form of Secretary’s Certificate
Exhibit D	Information About the Investor Furnished to the Company

DISCLOSURE SCHEDULES

Schedule 4(x) – Agent Fees

None

EXHIBIT A

FORM OF OFFICER’S CERTIFICATE

This Officer’s Certificate (“Certificate”) is being delivered pursuant to Section 8(d) of that certain Purchase Agreement dated as of March 19, 2020, (“Purchase Agreement”), by and between IBIO, INC., a Delaware corporation (the “Company”), and LINCOLN PARK CAPITAL FUND, LLC (the “Investor”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.

The undersigned, Thomas F. Isett, Chief Executive Officer and Executive Co-Chairman of the Company, hereby certifies, on behalf of the Company and not in his individual capacity, as follows:

1.            I am the Chief Executive Officer of the Company and make the statements contained in this Certificate;

2.            The representations and warranties of the Company are true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 4 of the Purchase Agreement, in which case, such representations and warranties are true and correct without further qualification) as of the date when made and as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date, in which case such representations and warranties are true and correct as of such date);

3.            The Company has performed, satisfied and complied in all material respects with covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Commencement Date.

4.            The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law nor does the Company or any of its Subsidiaries currently have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings. The Company is currently financially solvent and is generally able to pay its debts as they become due.

IN WITNESS WHEREOF, I have hereunder signed my name as of the date first written above.

Name:
Title:

The undersigned as Secretary of IBIO, INC., a Delaware corporation, hereby certifies that Thomas F. Isett is the duly elected, appointed, qualified and acting Chief Executive Officer and Executive Co-Chairman of IBIO, INC., and that the signature appearing above is his genuine signature.

Name:
Title: Secretary

EXHIBIT B

FORM OF COMPANY RESOLUTIONS

FOR SIGNING PURCHASE AGREEMENT

UNANIMOUS WRITTEN CONSENT OF

IBIO, INC.

The undersigned, constituting all of the members of the Board of Directors (the “Board”) of IBio, Inc., a Delaware corporation (the “Company”), pursuant to Section 141(f) of the Delaware General Corporation Law (the “DGCL”), hereby adopt the following resolutions by unanimous written consent and direct that this consent be filed with the minutes of the proceedings of the Board:

WHEREAS, there has been presented to the Board of Directors of the Corporation a draft of the Purchase Agreement (the “Purchase Agreement”) by and between IBIO, INC., a Delaware corporation (the “Corporation”), and Lincoln Park Capital Fund, LLC (“Lincoln Park”), providing for the purchase by Lincoln Park of up to Fifty Million Dollars ($50,000,000) of the Corporation’s common stock, $0.001 par value per share (the “Common Stock”) and a draft of the Registration Rights Agreement (the “Registration Rights Agreement”) by and between the Company and Lincoln Park providing for the registration of the shares of the Company’s Common Stock issuable in respect of the Purchase Agreement on behalf of the Company; and

WHEREAS, after careful consideration of the terms and conditions of the Purchase Agreement, the documents incident thereto and other factors deemed relevant by the Board of Directors, the Board of Directors has determined that it is advisable and in the best interests of the Corporation to engage in the transactions contemplated by the Purchase Agreement, including, but not limited to, the issuance of up to 815,827 shares of Common Stock (the “Commitment Shares”) to Lincoln Park as a commitment fee, and the sale of shares of Common Stock to Lincoln Park up to the available amount under the Purchase Agreement (the “Purchase Shares”) and to register such shares as contemplated by the Registration Rights Agreement.

Transaction Documents

NOW, THEREFORE, BE IT RESOLVED, that the transactions described in the Purchase Agreement are hereby approved and ________________________________________ (the “Authorized Officers”) are severally authorized to execute and deliver the Purchase Agreement, and any other agreements or documents contemplated thereby, with such amendments, changes, additions and deletions as the Authorized Officers may deem to be appropriate and approve on behalf of, the Corporation, such approval to be conclusively evidenced by the signature of an Authorized Officer thereon; and

FURTHER RESOLVED, that the terms and provisions of the Registration Rights Agreement by and among the Company and Lincoln Park are hereby approved and the Authorized Officers are authorized to execute and deliver the Registration Rights Agreement (pursuant to the terms of the Purchase Agreement), with such amendments, changes, additions and deletions as the Authorized Officer may deem appropriate and approve on behalf of, the Company, such approval to be conclusively evidenced by the signature of an Authorized Officer thereon; and

FURTHER RESOLVED, that the terms and provisions of the forms of Irrevocable Transfer Agent Instructions (the “Instructions”) are hereby approved and the Authorized Officers are authorized to execute and deliver the Instructions on behalf of the Company in accordance with the Purchase Agreement, with such amendments, changes, additions and deletions as the Authorized Officers may deem appropriate and approve, on behalf of the Corporation, such approval to be conclusively evidenced by the signature of an Authorized Officer thereon; and

Execution of Purchase Agreement

FURTHER RESOLVED, that the Authorized Officers be and each of them hereby is authorized to execute and deliver the Purchase Agreement in substantially the form presented to the Board of Directors and providing for the issuance and sale of up to Fifty Million Dollars ($50,000,000) of the Common Stock to Lincoln Park; and

Issuance of Common Stock

FURTHER RESOLVED, that the Corporation is hereby authorized to issue to Lincoln Park 815,827 shares of Common Stock as Commitment Shares upon execution and delivery of the Purchase Agreement by the Company and Lincoln Park, and that upon issuance of the Commitment Shares pursuant to the Purchase Agreement the Commitment Shares shall be duly authorized, validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof; and

FURTHER RESOLVED, that the Corporation is hereby authorized to issue shares of Common Stock upon the purchase of Purchase Shares up to the Available Amount under the Purchase Agreement in accordance with the terms of the Purchase Agreement and that, upon issuance of the Purchase Shares and receipt of the consideration therefor pursuant to the Purchase Agreement, the Purchase Shares will be duly authorized, validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof; and

FURTHER RESOLVED, that the Corporation shall initially reserve 20,288,840 shares of Common Stock for issuance as Purchase Shares under the Purchase Agreement; and

Approval of Actions

FURTHER RESOLVED, that, without limiting the foregoing, the Authorized Officers are, and each of them hereby is, authorized and directed to proceed on behalf of the Corporation and to take all such steps as deemed necessary or appropriate, with the advice and assistance of counsel, to cause the Corporation to consummate the transactions contemplated by the Purchase Agreement and the agreements referred to therein and to perform its obligations under such agreements; and

FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized, empowered and directed on behalf of and in the name of the Corporation, to take or cause to be taken all such further actions and to execute and deliver or cause to be executed and delivered all such further agreements, amendments, documents, certificates, reports, schedules, applications, notices, letters and undertakings and to incur and pay all such fees and expenses as in their judgment shall be necessary, proper or desirable to carry into effect the purpose and intent of any and all of the foregoing resolutions, and that all actions heretofore taken by any officer or director of the Corporation in connection with the transactions contemplated by the agreements described herein are hereby approved, ratified and confirmed in all respects.

EXHIBIT C

FORM OF SECRETARY’S CERTIFICATE

This Secretary’s Certificate (“Certificate”) is being delivered pursuant to Section 8(j) of that certain Purchase Agreement dated as of March 19, 2020, (“Purchase Agreement”), by and between IBIO, INC., a Delaware corporation (the “Company”) and LINCOLN PARK CAPITAL FUND, LLC (the “Investor”), pursuant to which the Company may sell to the Investor up to Fifty Million Dollars ($50,000,000) of the Company's Common Stock, $0.001 par value (the “Common Stock”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.

The undersigned, ___________, Secretary of the Company, hereby certifies, on behalf of the Company and not in his individual capacity, as follows:

1.            I am the Secretary of the Company.

2.            Attached hereto as Exhibit A and Exhibit B are true, correct and complete copies of the Company’s Bylaws (“Bylaws”) and Certificate of Incorporation (“Charter”), in each case, as amended through the date hereof, and no action has been taken by the Company, its directors, officers or stockholders, in contemplation of the filing of any further amendment relating to or affecting the Bylaws or Charter.

3.            Attached hereto as Exhibit C are true, correct and complete copies of the resolutions duly adopted by the Board of Directors of the Company on March  [___], 2020, at which a quorum was present and acting throughout. Such resolutions have not been amended, modified or rescinded and remain in full force and effect and such resolutions are the only resolutions adopted by the Company’s Board of Directors, or any committee thereof, or the stockholders of the Company relating to or affecting (i) the entering into and performance of the Purchase Agreement, or the issuance, offering and sale of the Purchase Shares and the Commitment Shares and (ii) and the performance of the Company of its obligation under the Transaction Documents as contemplated therein.

4.            As of the date hereof, the authorized, issued and reserved capital stock of the Company is as set forth on Exhibit D hereto.

IN WITNESS WHEREOF, I have hereunder signed my name as of the date first written above.

The undersigned as Chief Executive Officer of IBIO, INC., a Delaware corporation, hereby certifies that ______________ is the duly elected, appointed, qualified and acting Secretary of IBIO, INC., and that the signature appearing above is his genuine signature.

Name: Thomas F. Isett
Title: Chief Executive Officer and Executive Co-Chairman

EXHIBIT D

Information About The Investor Furnished To The Company By The Investor Expressly For Use
In Connection With The Initial Prospectus Supplement

Information With Respect to Lincoln Park Capital

As of the date of the Purchase Agreement, Lincoln Park Capital Fund, LLC, beneficially owned 0 shares of our common stock. Josh Scheinfeld and Jonathan Cope, the Managing Members of Lincoln Park Capital, LLC, the manager of Lincoln Park Capital Fund, LLC, are deemed to be beneficial owners of all of the shares of common stock owned by Lincoln Park Capital Fund, LLC. Messrs. Cope and Scheinfeld have shared voting and investment power over the shares being offered under the prospectus supplement filed with the SEC in connection with the transactions contemplated under the Purchase Agreement. Lincoln Park Capital, LLC is not a licensed broker dealer or an affiliate of a licensed broker dealer.

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